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                                                                   Exhibit 10.33

                           LITTLE SWITZERLAND, INC.
                       161-B Crown Bay Cruise Ship Port
                          St. Thomas, U.S.V.I. 00804

                               February 23, 1999

C. William Carey
c/o Little Switzerland, Inc.
161-B Crown Bay Cruise Ship Port
St. Thomas, U.S.V.I. 00804


     Reference is hereby made to your Employment Agreement (the "Employment Agreement"), effective as of September 1, 1998, with Little Switzerland, Inc. (the "Company") and L.S. Wholesale, Inc. ("L.S. Wholesale"). You and the Company have agreed that you shall resign as the Acting Chief Executive Officer and President of the Company effective as of April 7, 1999 (the effective date of your resignation being hereinafter referred to as the "Resignation Date") on the following terms and conditions:

     1.     Resignation.  You shall continue your service to the Company as
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Acting Chief Executive Officer and President pursuant to the terms and conditions set forth in your Employment Agreement through the end of business on the Resignation Date, at which time, your resignation shall become effective. Your resignation is a termination of employment by you without cause pursuant to
Section 5(e) of the Employment Agreement. On the Resignation Date, you shall also resign as an officer and/or director of any and all of the subsidiaries of the Company. The resignations referred to in this Section 1 are hereby accepted by the Company and on behalf of its subsidiaries effective as of the Resignation Date.

     2.     Base Salary.  The Company will pay you your Base Salary (as defined
            -----------
in the Employment Agreement) from the date hereof through the Resignation Date, which amount shall be equal to an aggregate of $42,192. In addition, the Company hereby agrees to pay you, on the Resignation Date, one month of Base Salary, or $29,167.

     3.     Quarterly Bonus. The Company hereby agrees to pay you, on the
            ---------------
Resignation Date, $50,000 as a bonus for the Company's third quarter ending on February 27, 1999.

     4.     Merchandise Purchase.  The Company hereby grants you the right to
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purchase any and all of the Company's merchandise, at Company's cost, for a period of three (3) years ending on the third anniversary of the Resignation Date; provided, however that such purchases by you shall only be for your
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personal use or personal gifts and not for resale.
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     5.     Medical Insurance. You acknowledge that after your resignation you
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will not be entitled to be maintained by the Company on the Company's medical insurance plan and you have informed the Company that you intend to apply for continuation of medical coverage under COBRA. Upon your election to seek coverage under COBRA, the Company hereby agrees to reimburse you for premiums associated with such COBRA coverage for a period of one (1) year ending on the first anniversary of the Resignation Date; provided, however, if you become
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employed during such one-year period and can obtain similar medical insurance coverage at comparable costs through such employment, all obligations of the Company under this Section 5 will terminate as of the date of your new employment.

     6.     Return of Personal Property.  Except as expressly provided herein,
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you will return any and all of the Company's property or proprietary information, if any, on the Resignation Date. The Company hereby agrees that you may keep, as your sole and personal property, the personal computer that you are currently using; provided, however, that you shall turn over to the Company, or
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at the Company's request delete or destroy, all proprietary information of the
Company contained on such personal computer before the Resignation Date.

     7.     Non-Qualified Stock Option.  The Company hereby acknowledges and
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agrees that all 150,000 outstanding stock options granted pursuant to the Non-
Qualified Stock Option Agreement (the "Stock Option Agreement"), dated as of September 1, 1998, between the Company and you will become fully vested and immediately exercisable on the Resignation Date pursuant to Section 1(c) of the Stock Option Agreement and will be exercisable for a period of two years from the Resignation Date pursuant to Section 3(b) of the Stock Option Agreement.

     8.     Entire Payments; Withholding.  Other than the payments or other
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benefits described herein, you shall not be entitled to any additional payments or benefits from the Company relating to your employment with the Company, or termination thereof. All payments made by the Company under this letter agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

     9.     Transition.  You agree to assist the Company during the period
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commencing on the date hereof and ending on the Resignation Date to ensure the smooth transition of your duties as Acting Chief Executive Officer and President of the Company. You further agree to fully and accurately disclose to the Company any significant matters or issues, whether completed or pending, about which you have knowledge or information and (i) which require action or attention by the Company to avoid or address any potential violation of any statute, regulation or other legal requirement of which you are aware or (ii) which, to the best of your knowledge, could have a material effect on the Company's business or operations.

     10.    Release of Claims
            -----------------

          a. You voluntarily and irrevocably release and discharge the Company and any of its subsidiaries, and each of their current and former officers, directors, shareholders, employees, and agents (any and all of which are referred to as "Releasees") generally from all

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charges, complaints, claims, promises, agreements, causes of action, damages, and debts, known or unknown, that relate in any manner to your employment with or services for the Company or any of its subsidiaries through the Resignation Date. This general release includes all claims relating to your resignations as described in Section 1 and your activities on behalf of the Company, and also includes claims of breach of contract or breach of an implied covenant of good faith and fair dealing, intentional or negligent misrepresentation, and unlawful discrimination under the common law or any statute (including, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S) 2000e, et seq., the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S)621, et seq., the Employee Retirement Income Security Act, 29 U.S.C. (S)1001, et seq., and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12101, et seq.).

     You agree that you will not hereafter pursue any such claims against any Releasee, by filing a lawsuit in any local, state, federal or international court or filing an administrative or other proceeding for or on account of anything which has occurred up to the present time as a result of your employment, and you will not seek reinstatement with, or damages of any nature, severance pay, attorney's fees, or costs from, the Company, any of its subsidiaries or any of the other Releasees. Your release does not limit your rights to indemnification under the terms of the Amended and Restated By-Laws of the Company, as in effect on the date hereof, to enforce your rights to receive certain payments pursuant to Sections 3(c), 3(d), 3(e) and 3(f) (only with respect to reimbursement of business expenses) of the Employment Agreement or to enforce your rights under this letter agreement

          b. The Company voluntarily and irrevocably releases and discharges you and your successors, assigns, heirs and survivors from any and all charges, complaints, claims, promises, agreements, causes of action, damages and debts, (including attorney's fees and costs actually incurred) which relate to acts or omissions by you during the course of your employment, unless such acts or omissions by you during the course of your employment constituted gross negligence or fraud. This release does not limit the Company's right to enforce its rights under this letter agreement.

     11.    Litigation Cooperation.  You agree to cooperate fully with the
            ----------------------
Company in (i) the defense, prosecution or investigation of any claims or actions which already have been brought or threatened and of which you have knowledge, or which may be brought or threatened in the future against or on behalf of the Company or actions which already have been brought or which may be brought in the future against or on behalf of the Company relating to a period in which you were either a director or an employee of the Company and
(ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry or investigation, in either case that relate to events or occurrences that transpired during your membership on the Board of Directors of the Company or your employment with the Company. Your full cooperation in connection with such claims or actions shall include, without implication of limitation: being available to meet with counsel to prepare for discovery or trial; to attend trial and testify truthfully as a witness when reasonably requested and at reasonable times designated by the Company; and to meet with counsel or other designated representative of the Company to prepare responses to and to cooperate with the Company's

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processing of governmental audits, inspections, inquiries or investigations. The
Company shall pay you such per diem fee for such cooperation as is mutually agreed to by the Company and you. In addition, you will be reimbursed by the Company only for any reasonable out-of-pocket expenses that you reasonably incur in connection with such cooperation, subject to reasonable and satisfactory documentation. The Company will not exercise their rights under this paragraph so as to unreasonably interfere with your ability to engage in gainful employment and shall endeavor to schedule your responsibilities hereunder so as not to interfere with your schedule so long as you promptly provide timely alternative dates on which you can fulfill your obligations hereunder.

     12.    Public Announcement. The Company and you shall consult with each
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other before issuing any press release or otherwise making any public statements with respect to this letter agreement and shall not issue any such press release or make any such public statement without your prior consent or the consent of the Company, which consent shall not be unreasonably withheld; provided,
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however, that the Company may, without your prior consent, issue such press
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release or make such public statement or filing as may be required by law or the applicable rules of Nasdaq if it has used its best efforts to consult with you and to obtain your consent but has been unable to do so in a timely manner.

     The Company and each of its officers, directors and nominees for directors hereby agrees not to issue any press release or otherwise make any public statement relating to your service as a director, employee or consultant of the Company prior to the Resignation Date which portrays you in an unfavorable light, except as may otherwise be required by law. You hereby agree not to issue any press release or otherwise make any public statement relating to the Company, its business or any of its officers, directors or nominees for directors which portrays any of the foregoing in an unfavorable light.

     13.    Arbitration of  Disputes.  Any controversy or claim arising out of
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or relating to this letter agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 13 shall be specifically enforceable. Notwithstanding the foregoing, this Section 13 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.

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     14.    Legal Fees.  If legal action is commenced by either party hereto to
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enforce his or its respective rights under this letter agreement and a court of competent jurisdiction enters a judgment for such party, then the prevailing party shall be entitled to recover any and all costs incurred in connection with the enforcement of his or its, as the case may be, rights hereunder, including, without limitation, reasonable attorney's fees, in addition to any other relief granted.

     15.    Notices.  Any notices, requests, demands, and other communications
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provided for by this letter agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to you at the last address you have filed in writing with the Company or to the Company at its main office, attention of the President.

     16.    Entire Agreement.  This letter agreement is the entire agreement
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between you and the Company, and all previous agreements, or promises between you and the Company relating to the subject matter of this letter agreement are superseded, null, and void. Notwithstanding the foregoing, the parties hereto acknowledge that they are simultaneously herewith entering into or are parties to a Consulting Agreement, an Amended and Restated Success Fee Agreement and a Settlement Agreement.

     17.    Effectiveness.  Except with respect to Section 7 hereof, the
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effectiveness of this letter agreement is contingent on the election of Adriane
J. Dudley, Seymour Holtzman, Melanie Sturm and Richard C. Hunter, the Board of Directors' nominees for directors of the Company, at the Company's 1998 Annual Meeting of Stockholders, as set forth in a settlement agreement, dated as of the date hereof, entered into by the Company, you and the other parties identified therein. In the event such election does not occur, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto; provided, however, that this provision shall not apply with respect to Section 7 hereof.

     18.    Acknowledgment.  You acknowledge that you have been given a
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reasonable period of time in which to consider this letter agreement before executing it. You further acknowledge that you have consulted with your personal attorney before executing this letter agreement. By signing this letter agreement, you acknowledge that you are doing so knowingly, voluntarily and fully intending to be bound hereby. You also acknowledge that you are not relying on any representations by the Company or any of its representatives concerning the meaning of any aspect of this letter agreement.

     19.    Binding Effect.  This letter agreement shall inure to the benefit of
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and be binding upon the Company and you, their respective successors, executors, administrators, heirs and permitted assigns.

     20.    Amendment.  This letter agreement may be amended or modified only by
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a written instrument signed by you and a duly authorized representative of the
Company.

     21.    Counterparts.  This letter agreement may be executed in one or more
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counterparts, all of which documents shall be considered one and the same document.

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     22.    Governing Law; Consent to Jurisdiction.  It is the parties'
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intention that this letter agreement shall be construed under and be governed in all respects by the laws of the State of Delaware. Each of the Company and you hereby irrevocably and unconditionally consent to the sole and exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this letter agreement, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company and you further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this letter agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above (with a copy to the persons at the address listed below) shall be effective service of process for any action, suit or proceeding brought against it in any such court. You agree that service of any process, summons, notice or document by U.S. registered mail to the last address you filed in writing with the Company (with a copy to the person at the address listed below) shall be effective service of process for any action, suit or proceeding brought against you in any such court.

The Company:        Goodwin, Procter & Hoar  LLP
                    Exchange Place
                    Boston, Massachusetts 02109
                    Attn:  Kevin M. Dennis, Esq. and
                           Joseph L. Johnson III, P.C.

C. William Carey:   Cooke, Clancy & Gruenthal, LLP
                    150 Federal Street
                    Boston, MA 02110
                    Attn: Marjorie Sommer Cooke, Esq.


     23.    Severability.   In case provisions of this Agreement shall be
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invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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     If you agree to these terms, please sign and date below and return this letter agreement to the Company.

                              Very truly yours,

                              LITTLE SWITZERLAND, INC.


                              By: /s/ Adriane J. Dudley
                                  -----------------------
                                  Name: Adriane J. Dudley
                                  Title: Director

Accepted and agreed as of the 23rd
day of February, 1999.


    /s/ C. William Carey
    ----------------------------
    C. William Carey

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